Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the First Fiscal Quarter of 2018
First fiscal quarter highlights include:

•	Delivered Q1 revenue of $52.2 million, up 4% from the same period a year ago

•	Posted SaaS revenue of $49.3 million, up 3% from the same period a year ago

•	Achieved Q1 advertising revenue of $2.9 million, up 24% from the same period a year ago

•	Improved GAAP net loss to $2.3 million from a loss of $5.1 million in the same period a year ago

•	Increased Adjusted EBITDA to $6.7 million from $3.9 million in the same period a year ago
AUSTIN, Texas, September 7, 2017 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV) reported its financial results for the first fiscal quarter ended July 31, 2017.
“The first quarter for fiscal 2018 was a strong start to the year," said Gene Austin, chief executive officer and president. “We are pleased to see both our revenue growth rates increasing and our adjusted EBITDA margins expanding as we begin our new year.  We had a successful launch of Brand Edge during the first quarter which should drive additional revenue over the long term as we target the large market for brands with our newest CGC offering."
First Fiscal Quarter of 2017 Financial Details
Revenue: Bazaarvoice reported revenue of $52.2 million for the first fiscal quarter of 2018, up 4% from the first fiscal quarter of 2017, which consisted of SaaS revenue of $49.3 million and net advertising revenue of $2.9 million.
GAAP net loss and net loss per share: GAAP net loss was $2.3 million, compared to a GAAP net loss of $5.1 million for the first fiscal quarter of 2017. GAAP net loss per share was $0.03 based upon weighted average shares outstanding of 84.7 million, compared to a GAAP net loss per share of $0.06 for the first fiscal quarter of 2017 based upon weighted average shares outstanding of 82.2 million.
Adjusted EBITDA: Adjusted EBITDA for the first fiscal quarter of 2018 was $6.7 million compared to $3.9 million for the first fiscal quarter of 2017.
Non-GAAP net income and earnings per share: Non-GAAP net income was $3.3 million, compared to a non-GAAP net loss of $0.2 million for the first fiscal quarter of 2017. Non-GAAP net income per share was $0.04 based upon weighted average shares outstanding of 84.7 million, compared to a non-GAAP loss per share of $0.00 for the first fiscal quarter of 2017 based upon weighted average shares outstanding of 82.2 million.
Quarterly Conference Call
Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the first fiscal quarter of 2018. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through September 21, 2017 by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13669391.
About Bazaarvoice
Bazaarvoice helps brands and retailers find and reach consumers, and win them with the content they trust. Each month in the Bazaarvoice Network, more than one-half billion consumers view and share authentic consumer-generated content (CGC), including ratings and reviews as well as curated visual content, across 5,000 brand and retail websites. This visibility into shopper behavior allows Bazaarvoice to capture unique first-party data and insights that enable our targeted advertising and personalization solutions.

Founded in 2005, Bazaarvoice is headquartered in Austin, Texas with offices across North America and Europe. For more information, visit www.bazaarvoice.com.
Non-GAAP Financial Measures
Adjusted EBITDA discussed in this press release is defined as GAAP net loss adjusted for stock-based expense, contingent consideration related to acquisitions, depreciation and amortization (including amortization of capitalized internal-use software development costs), restructuring charges, out of period sales tax refunds, integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net. GAAP net loss is the most comparable GAAP measure to Adjusted EBITDA.

Non-GAAP net income (loss), which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss, adjusted to exclude stock-based expense, contingent consideration related to acquisitions, amortization of acquired intangible assets, restructuring charges, out of period sales tax refunds, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Free cash flow discussed in this release is defined as cash provided by (used in) operating activities less purchases of property, equipment and capitalized internal-use software development costs. Cash flow provided by (used in) operating activities is the most comparable GAAP measure to free cash flow.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about increasing revenue growth rates, improving margin expansion, the success of our Brand Edge offering and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; changes in accounting standards; our ability to realize efficiencies and to execute on our strategic initiatives; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to develop and launch new products; risks associated with the uncertainty of market acceptance of our new products; our ability to retain our existing customers and satisfy their obligations and needs and upsell to existing clients; our ability to attract and retain employees; our ability to maintain pricing for our products and services; our ability to manage expansion into new vertical industries; our ability to reduce our cost structure and improve operating efficiencies;  and the effects of increased competition and commoditization of products we offer, including pricing pressure, reduced profitability or loss of market share; risks and challenges associated with international sales; our ability to successfully identify, manage and integrate potential acquisitions; the impact of the Department of Justice stipulation regarding PowerReviews on our business; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2017 as filed with the Securities and Exchange Commission on June 16, 2017. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:
Linda Wells
Bazaarvoice, Inc.
415-582-6250
linda.wells@bazaarvoice.com

Media Contact:
Alison Kwong
Bazaarvoice, Inc.
512-551-6285
pr@bazaarvoice.com

Bazaarvoice, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2017	April 30, 2017
Assets
Current assets:
Cash and cash equivalents	$47,016	$52,494
Short-term investments	37,522	38,689
Accounts receivable, net	48,861	43,713
Prepaid expenses and other current assets	6,892	7,619
Total current assets	140,291	142,515
Property, equipment and capitalized internal-use software development costs, net	29,117	28,358
Goodwill	139,155	139,155
Acquired intangible assets, net	7,245	7,717
Other non-current assets	4,217	4,210
Total assets	$320,025	$321,955
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,266	$4,310
Accrued expenses and other current liabilities	17,492	20,602
Revolving line of credit	27,000	32,000
Deferred revenue	73,046	69,656
Total current liabilities	121,804	126,568
Long-term liabilities:
Deferred revenue less current portion	2,130	2,540
Other liabilities, long-term	7,273	6,542
Total liabilities	131,207	135,650
Commitments and contingencies
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	460,641	455,755
Accumulated other comprehensive loss	(1,413)	(1,682)
Accumulated deficit	(270,418)	(267,776)
Total stockholders’ equity	188,818	186,305
Total liabilities and stockholders’ equity	$320,025	$321,955

Bazaarvoice, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended July 31,
	2017	2016
Revenue	$52,158	$50,093
Cost of revenue	19,765	18,756
Gross profit	32,393	31,337
Operating expenses:
Sales and marketing	14,604	15,304
Research and development	10,503	11,073
General and administrative	8,585	8,259
Restructuring charges	40	327
Acquisition-related and other	261	176
Amortization of acquired intangible assets	309	309
Total operating expenses	34,302	35,448
Operating loss	(1,909)	(4,111)
Other income (expense), net:
Interest income	86	142
Interest expense	(394)	(489)
Other income (expense)	25	(512)
Total other expense, net	(283)	(859)
Loss before income taxes	(2,192)	(4,970)
Income tax expense	124	135
Net loss	$(2,316)	$(5,105)
Net loss per share, basic and diluted	$(0.03)	$(0.06)
Basic and diluted weighted average number of shares outstanding	84,663	82,214

Bazaarvoice, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,
	2017	2016
Operating activities:
Net loss	$(2,316)	$(5,105)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	3,487	3,578
Stock-based expense	4,822	3,944
Bad debt expense (recovery)	79	(179)
Amortization of deferred financing costs	59	59
Other non-cash expense	(46)	(39)
Changes in operating assets and liabilities:
Accounts receivable	(5,227)	1,749
Prepaid expenses and other current assets	804	(507)
Other non-current assets	(87)	869
Accounts payable	(461)	(2,616)
Accrued expenses and other current liabilities	(3,805)	(4,442)
Deferred revenue	2,979	2,974
Other liabilities, long-term	(16)	(156)
Net cash provided by operating activities	272	129
Investing activities:
Purchases of property, equipment and capitalized internal-use software development costs	(2,332)	(2,760)
Purchases of short-term investments	(17,054)	(12,691)
Proceeds from maturities of short-term investments	18,214	15,010
Net cash used in investing activities	(1,172)	(441)
Financing activities:
Proceeds from employee stock compensation plans	113	395
Payments on revolving line of credit	(5,000)	—
Net cash provided by (used in) financing activities	(4,887)	395
Effect of exchange rate fluctuations on cash and cash equivalents	309	(538)
Net change in cash and cash equivalents	(5,478)	(455)
Cash and cash equivalents at beginning of period	52,494	43,963
Cash and cash equivalents at end of period	$47,016	$43,508
Supplemental disclosure of non-cash investing and financing activities:
Purchase of fixed assets recorded in accounts payable	$402	$83
Purchase of leasehold improvements funded by tenant improvement allowance	$925	$—
Capitalized stock-based compensation	$137	$122

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended July 31,
	2017	2016
Non-GAAP net income (loss) per share:
GAAP net loss	$(2,316)	$(5,105)
Stock-based expense (1)	4,822	3,944
Restructuring charges (3)	40	327
Amortization of acquired intangible assets	473	473
Acquisition-related and other expense	261	176
Income tax adjustment for non-GAAP items	(2)	(3)
Non-GAAP net income (loss)	$3,278	$(188)
GAAP basic and diluted shares	84,663	82,214
Non-GAAP basic and diluted net income (loss) per share	$0.04	$0.00
Adjusted EBITDA:
GAAP net loss	$(2,316)	$(5,105)
Stock-based expense (1)	4,822	3,944
Depreciation and amortization (2)	3,487	3,578
Restructuring charges (3)	40	327
Acquisition-related and other expense	261	176
Income tax expense	124	135
Total other expense, net	283	859
Adjusted EBITDA	$6,701	$3,914
Free cash flow:
Net cash provided by operating activities	$272	$129
Purchases of property, equipment and capitalized internal-use software development costs	(2,332)	(2,760)
Free cash flow	$(2,060)	$(2,631)
(1)

Stock-based expense includes the following:
Cost of revenue	$567	$344
Sales and marketing	1,067	580
Research and development	1,080	1,053
General and administrative	2,108	1,967
Stock-based expense	$4,822	$3,944

(2)

Depreciation and amortization includes the following:
Cost of revenue	$2,580	$2,592
Sales and marketing	143	196
Research and development	209	231
General and administrative	246	250
Amortization of acquired intangible assets	309	309
Depreciation and amortization	$3,487	$3,578

(3)
In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.
In addition, in April 2017 the Company committed to a plan to reduce its advertising sales expenses to better align with its growth expectations and restructure the Company to reduce organization layers and streamline operations. Costs associated with these restructuring activities include severance and related payroll tax.
Management excludes these restructuring charges from Adjusted EBITDA when reviewing the Company's operating results as the charges do not represent normal, routine, cash operating expenses necessary to operate our business. In addition, the timing of restructuring charges, such as the ones described above, are unpredictable and the amount of the charges vary significantly across reporting periods and are not expected to continue indefinitely. Management believes the exclusion of these charges from the Company's non-GAAP measures allows investors to supplement their understanding of the Company's short-term and long-term financial trends as we believe the items excluded are not indicative of our underlying ongoing and future performance.

Bazaarvoice, Inc.
Selected Quarterly Financial and Operational Metrics
(in thousands, except active clients and full-time employees data)
(unaudited)

	Three Months Ended
	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,
	2015	2016	2016	2016	2016	2017	2017	2017
Revenue (1)	$49,926	$50,255	$50,709	$50,093	$50,408	$50,525	$50,209	$52,158
Cost of revenue	19,146	18,920	19,253	18,756	18,855	19,196	19,596	19,765
Gross profit	30,780	31,335	31,456	31,337	31,553	31,329	30,613	32,393
Operating expenses:
Sales and marketing	16,502	16,113	18,027	15,304	15,819	16,322	17,803	14,604
Research and development	10,354	10,199	10,391	11,073	9,959	9,588	9,467	10,503
General and administrative	7,643	6,940	7,577	8,259	8,051	7,299	8,343	8,585
Restructuring charges	—	—	1,575	327	767	—	1,108	40
Sales tax refund	—	—	—	—	—	—	(3,341)	—
Acquisition-related and other expense	224	332	157	176	120	84	196	261
Amortization of acquired intangible assets	310	309	309	309	310	309	309	309
Total operating expenses	35,033	33,893	38,036	35,448	35,026	33,602	33,885	34,302
Operating loss	(4,253)	(2,558)	(6,580)	(4,111)	(3,473)	(2,273)	(3,272)	(1,909)
Total other expense, net	(475)	(719)	(384)	(859)	(569)	(332)	(499)	(283)
Loss before income taxes	(4,728)	(3,277)	(6,964)	(4,970)	(4,042)	(2,605)	(3,771)	(2,192)
Income tax expense (benefit)	124	(163)	165	135	92	123	203	124
Net loss	$(4,852)	$(3,114)	$(7,129)	$(5,105)	$(4,134)	$(2,728)	$(3,974)	$(2,316)
Stock-based expense (2)	$3,787	$3,762	$3,602	$3,944	$4,239	$3,989	$4,110	$4,822
Depreciation and amortization (3)	3,334	3,512	3,575	3,578	3,532	3,513	3,516	3,487
Restructuring charges (4)	—	—	1,575	327	767	—	1,108	40
Sales tax refund (5)	—	—	—	—	—	—	(3,341)	—
Acquisition-related and other expense	224	332	157	176	120	84	196	261
Other stock-related benefit (6)	—	—	—	—	(25)	—	—	—
Income tax expense (benefit)	124	(163)	165	135	92	123	203	124
Total other expense, net	475	719	384	859	569	332	499	283
Adjusted EBITDA (7)	$3,092	$5,048	$2,329	$3,914	$5,160	$5,313	$2,317	$6,701
Number of active clients (at period end)	1,360	1,383	1,399	1,397	1,412	1,456	1,494	1,524
Full-time employees (at period end) (8)	845	806	747	744	764	769	755	763
(1)

Revenue includes the following:
SaaS	$47,671	$47,884	$49,108	$47,799	$48,121	$47,266	$47,870	$49,323
Advertising	2,255	2,371	1,601	2,294	2,287	3,259	2,339	2,835
Revenue	$49,926	$50,255	$50,709	$50,093	$50,408	$50,525	$50,209	$52,158

(2)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period stock compensation amounts have been updated to conform to the current presentation. Under the new definition of Adjusted EBITDA the capitalized portion of stock-based compensation related to the capitalization of internal-use software is excluded from stock-based expense.

	Three Months Ended
	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,
	2015	2016	2016	2016	2016	2017	2017	2017
Stock-based expense includes the following:
Cost of revenue	$607	$585	$503	$344	$486	$475	$429	$567
Sales and marketing	643	686	543	580	843	850	723	1,067
Research and development	798	786	769	1,053	907	867	943	1,080
General and administrative	1,739	1,705	1,787	1,967	2,003	1,797	2,015	2,108
Stock-based expense	$3,787	$3,762	$3,602	$3,944	$4,239	$3,989	$4,110	$4,822

(3)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization.

Depreciation and amortization includes the following:
Cost of revenue	$2,480	$2,559	$2,619	$2,592	$2,600	$2,601	$2,613	$2,580
Sales and marketing	197	210	201	196	189	183	168	143
Research and development	175	228	227	231	204	194	191	209
General and administrative	171	206	219	250	229	226	235	246
Amortization of acquired intangible assets	311	309	309	309	310	309	309	309
Depreciation and amortization	$3,334	$3,512	$3,575	$3,578	$3,532	$3,513	$3,516	$3,487

(4) In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.
In addition, in April 2017 the Company committed to a plan to reduce its advertising sales expenses to better align with its growth expectations and restructure the Company to reduce organization layers and streamline operations. Costs associated with these restructuring activities include severance and related payroll tax.
Management excludes these restructuring charges from Adjusted EBITDA when reviewing the Company's operating results as the charges do not represent normal, routine, cash operating expenses necessary to operate our business. In addition, the timing of restructuring charges, such as the ones described above, are unpredictable and the amount of the charges vary significantly across reporting periods and are not expected to continue indefinitely. Management believes the exclusion of these charges from the Company's non-GAAP measures allows investors to supplement their understanding of the Company's short-term and long-term financial trends as we believe the items excluded are not indicative of our underlying ongoing and future performance.

(5)
During the fourth quarter of fiscal 2017 the Company received a $3.3 million Texas state sales tax refund related to prior years open to audit for certain purchases that are integral to the Company's products.

(6)
Other stock-related benefit represents estimated liabilities for taxes and related items in connection with the treatment of certain equity grants. Since the estimated liability directly relates to equity grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded these estimated liabilities. During the three months ended October 31, 2016, the Company recorded a benefit of $0.5 million due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations. This benefit was partially offset by a $0.5 million liability related to estimated employer contributions the Company expects to make on behalf of its employees related to 401(k) deferrals on employee stock-based compensation.

(7)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization and stock-based compensation amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization and excludes capitalized stock-based compensation related to internal-use software from stock-based expense. All periods prior to the first fiscal quarter of 2017 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition Adjusted EBITDA.

(8)
During the first quarter of fiscal 2018 we updated our definition of full-time employees to exclude temporary contractors. As a result of this update all prior period amounts have been updated to conform to the current definition.